EXHIBIT 7(b)

                            Agreement of Joint Filers

         Each of the undersigned acknowledges and agrees that the Schedule 13D to which this Agreement is attached as Exhibit 7(b) is a joint statement filed on behalf of each of the undersigned.

       August 6, 1996                  /s/ Ira B. Brown
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            Date                       Name:  Ira B. Brown

       August 6, 1996                  /s/ Myra Brown
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            Date                       Name:  Myra Brown